EXHIBIT 3.2
                                    By-Laws
                                     of the
                           Beverly Hills Film Studios

                                    Contents

Article I         Shareholders

             Section 1.       Place of Meetings
             Section 2.       Annual Meetings
             Section 3.       Special Meetings
             Section 4.       Shareholder Powers
             Section 5.       Notice of Meetings
             Section 6.       Consent to Shareholder Meetings
             Section 7.       Voting Shareholder List
             Section 8        Quorum
             Section 9.       Voting Rights
             Section 10.      Proxies

Article II        Directors

             Section 1.       Powers
             Section 2.       Number of Qualifications
             Section 3.       Election and Tenure of Office
             Section 4.       Vacancies
             Section 5.       Place of Meetings
             Section 6.       Regular Meetings
             Section 7.       Special Meetings - Notices
             Section 8        Waiver of Notice
             Section 9.       Directors acting Without a Meeting
                              By Unanimous Written Consent
             Section 10.      Notice of Adjournment
             Section 11.      Quorum
             Section 12.      Removal of Directors
             Section 13.      Resignation
             Section 14.      Compensation
             Section 15.      Presumption of Assent

Article III       Officers

             Section 1.       Officers
             Section 2.       Election
             Section 3.       Subordinate Officers, Etc.
             Section 4.       Removal and Resignation

                                       (I)

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             Section 5.       Vacancies
             Section 6.       Chairman of the Board
             Section 7.       President
             Section 8.       Executive Vice Presidents and Vice Presidents
             Section 9.       Secretary and Acting Secretaries
             Section 10.      Treasurer and other Financial positions

Article IV        Executive and Other Committees

             Section 1.       Committees, Consultants and Advisors

Article V         Corporate Records, Reports and Documents

             Section 1.       Records
             Section 2.       Inspection of Books and Records
             Section 3.       Certification and Inspection of By-Laws
             Section 4.       Checking Accounts, Checks, Drafts
             Section 5.       Contracts, Etc., - How Executed
             Section 6.       Annual Report

Article VI        Certificates and Transfer of Shares

             Section 1.       Certificate for Shares
             Section 2.       Transfer on the Books
             Section 3.       Lost or Destroyed Certificates
             Section 4.       Transfer Agents and Registrars
             Section 5.       Closing Stock Transfer Books

Article VII       Corporate Seal

             Section 1.       Corporate Seal

Article VIII      Amendments to By-Laws

             Section 1.       By Shareholders
             Section 2.       Powers of Directors
             Section 3.       Record of Amendments

                                      (II)

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                                     By-Laws
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Section 4.        Shareholder Powers

         Shareholders having by ownership or proxy at least fifty one (51%) percent of the voting power, upon calling and holding a special meeting, or at an annual meeting, of the shareholders may, without an open statement of reason, dismiss the entire Board of Directors, or dismiss certain members of the Board of Directors, including the Chairman, without an open statement of reason. A quorum of shareholders undertaking such action, need only state in the Minutes of the Special Meeting, that the action was taken in the best interest of the shareholders. Notice of such action must be given to file respective members of the Board, or to all members of the Board or to the Chairman in writing. A Quorum of shareholders, having substantial management and working knowledge of the business of the corporation, may with stated, good and reasonable reason, issue a formal request to the Board to dismiss any officer, consultant or their employee, if for the good of the shareholders. A majority vote of shareholders cannot break a contracted individual serving the corporation but can issue instructions to the Board to not renew a respective contract, if for the best interests of the shareholders.

Section 5.        Notice of Meetings

a) Notices of meetings, annual or special, shall be given in writing to the shareholders entitled to vote. Notice shall be prepared accompanied by a proxy form, and mailed by the Corporation's stock transfer agency. In lieu of this procedure, notice may be given, being signed by the corporate secretary; the assistant secretary; the president or a vice president.

b) Notices of meetings shall be sent to the shareholder's address as reflected on the books of the corporation's stock transfer agent or registrar, and shall be postmarked not less than twenty (20) days nor more than sixty (60) days prior to the scheduled meeting.

c) Notices of any meeting of shareholders shall specify the place, the day, and the hour of the meeting, and the general nature of the points to be covered, as well as noting the most important issues to be covered. In cases of special meetings, the specific nature of the business to be transacted and voted upon shall be made clearly evident.

d) In the event of the unusual need for an affirmative vote by shareholders, in order for the corporation to proceed with a transaction for such as would be voted by the Board of Directors to be a benefit to the corporation, but wherein the allowable time factor precludes a formal notification to shareholders in general, then communication to such a group of shareholders as hold over fifty percent (50+%) of the control, voting shares of the corporation, by means of phone or facsimile shall be acceptable. Signatures expressing an affirmative vote, or veto, of over fifty percent of the voting shares of the corporation, received by means of facsimile, directed to the Chief Executive Officer of the Corporation or to the Chairman of the Board, shall be acceptable, and shall be

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                                     By-Laws
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enforceable as a bonafide vote of the shareholders, empowering the management of the Corporation to immediately proceed with the respective transaction; and shall be presented by the Corporate Secretary for automatic ratification at the next formally scheduled annual or special meeting of the Corporation's shareholders. In a case such as this described, hard copy with original signatures, of all such facsimiles sent by shareholders voting in excess of the required 50+%, shall be immediately mailed by the said shareholders to the Corporate Secretary, for the Corporation's legal records.

e) When a meeting is adjourned, (a Recess) for an uncertain period, of thirty days or more, notice of the adjourned (in effect, postponed) meeting shall be given as in the case of an original meeting. Otherwise, upon an adjournment for a specific period of hours or days when at such hour or day, the business of the meeting is scheduled to be completed, it shall not be necessary to give any notice of the continuance or of the business to be transacted, other than by announcement the meeting at which such adjournment is taken.

Section 6.        Consent to Shareholder's Meeting

         The transactions of any meeting of shareholders, however called an noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy. Before or after such meeting, all shareholders entitled to vote and not present in person, nor having executed a proxy for said meeting shall sign a written waiver of notice or consent of the holding of such meeting, or the minutes of said meeting shall be approved at the next regular or special meeting of the shareholders, when at such time the transaction(s) conducted at the subject meeting shall be ratified. All waivers, consents and approvals by shareholders shall be maintained by filing a copy of same with the records of the Corporation along with a copy of the minutes of any meeting. The originals shall be maintained in separate portfolio or binders, in conjunction with and in close proximity to the Books of Record of original Minutes of the Shareholder Meetings (Two sets of these documents need to be maintained for legal purposes, in the event of the destruction of one set).

Section 7.        Voting

         The agent or officer having charge of the stock transfer books of the Corporation shall make, at least twenty days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting; or any adjournment thereof; arranged in alphabetical order, with address of and number of shares held by each, which list, for the period of twenty days prior to such meeting shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours.

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                                     By-Laws
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Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. A stock transfer book comprised of copies of "proof of transfer pages" received by the corporation from time to time direct from the transfer and registrar agent, or a transfer book maintained by the Corporation, if Corporation acts as its own stock transfer agent, with said corporate stock records certified by the Secretary and President, shall be prima facie evidence as to who are the stockholders entitled to vote and to examine such stock transfer books.

Section 8.        Quorum

a) That "majority" of the shares entitled to vote, shall equate to a quorum, and shall be at least fifty one (51%) percent of the issued voting shares of the Corporation. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the articles of incorporation, or by these By-Laws.

b) If such majority shall not be present or represented by any meeting of the shareholders, the shareholders entitled to vote thereat, present on pen on, or by proxy shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.        Voting Rights

a) The company may have one (1) class of common shares, or two (2) classes of common shares; A-Common Stock and B-Common Stock; and Preferred Stock, one (1) class or Class A and Class B. If two classes of preferred shares, the each share of Class B Preferred Stock shall represent one thousand (1000) votes, and shall be non-transferable, except by vote of a majority of duly authorized and issued Class B Preferred shareholders.

b) Only such persons whose names and shares entitled to vote stand on the stock records of the Corporation on the day of any meeting of the shareholders, or on such other day prior to any meeting of the shareholders, as may be determined by the Board of Directed, as the date for determination of shareholders of record shall be entitled to vote at such meeting. Each Common Share shall be entitled to one vote. Each share of Class-B Preferred Stock shall be entitled to 1,000 votes. Class-A Preferred has no voting rights. Cumulated voting shall not be allowed.

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Section 10.       Proxies.

         At all meetings of stockholders a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies must be filed before or at the time of any shareholders meeting. Proxies are to be filed with the Secretary of the Corporation, or another entity, such as the corporate registrar, if those types of services are provided.


                                   Article II
                                    Directors


Section 1.        Powers

         Subject to the limitation of the Articles of Incorporation of the By-Laws, and the law of the State of Domicile of the Corporation, all corporate powers shall be exercised by, or under the authority of the Board of Directors; and the business affairs of this corporation shall be exercised under the authority of the Board of Directors, subject to all action as authorized or approved, by the majority vote of the shareholders.

Section 2.        Number and Qualification

         The authorized number of directors of the Corporation shall be no less than two (2) but any additional number of directors may be elected according to the discretion and vote of the shareholders entitled to exercise the majority of the voting power of the corporation. The Corporation shall have an even number of directors and a Chairman. By majority vote of the shareholders, a Board of Directors may be replaced by a Board of Trustees.

Section 3.        Election and Tenure of Office

         The Directors shall be elected by ballot at the annual meeting of the shareholders and shall generally serve for one year or until their successors have been elected and have qualified. Their term of office shall begin immediately following an election. Exception: Chairman of the Board, or any other director being under specific contract with the Corporation creating circumstance legal but contrary to the general rule, or in the event of an unusual circumstance, whereby the Board or some member of the Board would be dismissed prior to the end of a twelve month period.

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Section 7.        Special Meetings - Notices

a) Special meeting of the Board of Directors for any purpose or purposes shall be called at any time by the President, or if he is absent or unable or refuses to act, by the Executive Vice President, or by any Vice President, or any two directors.

b) Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter, facsimile or by telegram or other type of express mail, charges paid, addressed to him at the address as it is shown upon the records of the Corporation, or to another company office in which any respective director operates, or if it is not shown on such records as readily ascertainable, then at the place in which the meeting of the directors are regularly held.

Section 8.        Waiver of Notice

         When all of the directors are present at any director's meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or if a majority of the directors are present, and if those present sign a waiver of notice in writing, whether prior to or after the holding of such meeting, and thereafter said waiver shall be filed with the secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed. In event only a majority of the directors are present, but the majority number of directors present is that which shall be required to carry a vote, had the total number of directors of the Corporation's business, the transactions thereof are as valid as if had at a meeting regularly called and noticed, and attended by the total of the corporation's board members, since the attendance of all of the Corporation's board members would not alter the outcome of the vote as carried.

Section 9.        Directors Acting in a quorum Only
                  Without a Meeting by Written Consent

         Any action required or permitted to be taken by the Board of Directors, may be taken without a physical meeting, and shall carry the same force and effect as if done by the required majority number of board members, as if had a meeting regularly called, noticed and attended by the same majority of board members or by the total number of board members. Any document or certificate relating to an action so taken by written consent, shall state thereon that the carrying vote was taken by written consent of the required majority of the Board of Directors of the Corporation, in lieu of a physical meeting called and noticed, and that the By-Laws of the Corporation authorize the directors to so act, when deemed necessary for the benefit of the Corporation.

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Section 10.       Notice of Adjournment

         Notice of the time and place of holding an adjourned meeting need not be given to [illegible] directors, if the time and place be fixed at the meeting adjourned.

Section 11.       Quorum

a) That 'majority' of directors necessary to constitute a quorum, or to carry a vote, either at a meeting with only a quorum in attendance or with the total of the Board of Directors in attendance, shall be one half of the number of directors, plus at least one (1). In event all the directors are in attendance at any meeting of the board, then, on half of the number or directors plus one additional member shall be required to carry an affirmative vote or veto on any transaction. In event one half of the directors vote affirmative and one half vote against any transition or proposed proposition place before the board, then, the Chairman must be the additional one (1) and shall cast the deciding vote for or against that as was proposed. The heretofore stated requirements shall also be requirements for directors acting as a quorum without a meeting.

b) A majority of the number of directors as duly installed, according to the Articles or By-Laws shall be necessary to constitute a quorum for the transaction of the Corporation's business, and any action requiring a quorum of the directors to be present at any meeting.

Section 12.       Removal of Directors

         Any and all of the directors may be removed for cause by vote of the shareholders or by action of the Board. Directors may be removed without cause only by the shareholders.

Section 13.       Resignation

         A director may resign at any time by giving written notice to the board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be required to render the resignation effective.

Section 14.       Compensation

         No compensation shall be paid to directors as such, for the services, except by resolution of the board, a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director serving the Corporation in any other capacity and receiving compensation therefore.

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Section 15.       Presumption of Assent

         A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken who does not vote shall be presumed to assent to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment or immediately after the adjournment of the meeting. Such right of silent dissent call be ruled against, at the beginning of any such meeting, arbitrarily by the Secretary of the Corporation, or by the acting secretary of the meeting, at the direct request of any one director or all directors. Such right to dissent shall not apply to a director who initially voted in favor of such action or transaction.


                                   Article III

                                    Officers


Section 1.        Officers

         The officers of the Corporation shall be a President, a Secretary, a Treasurer, and at the discretion of the Board, an Executive Vice President, one or more Executive Vice Presidents of various corporate divisions or departments, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with provisions of Section 3 of this Article. Once person may hold more than one office excepting those offices of President and Secretary.

Section 2.        Elections

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3, or Section 5, of this Article or such officer(s) who may hold a contract, executed to retain such officer(s) for a designated period of time, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or advanced.

Section 3.        Subordinate Officers

         The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

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Section 4.        Removal and Resignation

a) Any officer may be removed. Either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board or except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors, according to his or her appropriate executive position.

b) Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.        Vacancies

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6.        Chairman of the Board

         The Chairman of the Board of Directors shall preside over and assist the Board of Directors in the formulation of polices to be pursued by the executive management of the shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present or represented at shareholders meeting and proceedings thereof.

Section 7.        President

         The President shall be the chief executive and administrative officer of the Corporation. He shall preside at all meetings of the shareholders. He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors and shall have general charge of the business of the Corporation. He shall from time to time obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Board of Directors, or he shall communicate to the Board of Directors as may in his judgment, affect the performance of their official duties. He may sign, alone if authorized, or with the Secretary or any other proper officer of the Corporation, any deeds, mortgages, notes bonds, contracts, powers of attorney, or other instruments, including certificates for shares of capital stock of the Corporation, which the Board of Directors has authorized to be executed. He may employ all agents and shall perform all other duties as may from time to time be delegated to him by the Chairman of the Board of Directors.

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Section 8.        Vice President

         The Vice President shall perform such duties and possess such powers as from time to time may be assigned to them by the President. In the absence of the President or in the event of his inability or refusal to act, the First Executive Vice President of corporate administration shall perform the duties of the President and, when so performing, shall have all the powers of and be subject to all the restrictions upon the President.

Section 9.        Secretary

         The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings and directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present or represented at shareholders meeting and proceedings thereof.

Section 10.       Treasurer

a) The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, pain-in-surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account
- The books of accounts shall at all reasonable times be open to inspection by any director.

b) The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered buy the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

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                                   Article IV

                         Executive and other Committees
                    And Consultants of Special Authorization


Section 1.        Committees

a) The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Article of Incorporation and By-Laws. Such committees shall hold office or be eliminated at the pleasure of the Board. The President may appoint such other committees as he may deem to be required from time to time.

b) The Board of Directors may contract with special consultants to the Board or special assistants to the Board or President, or special business consultants with certain designated powers. A "Business Consultant Advisor to the Board", may be authorized, in the best interest of the shareholders, to negotiate and formalize transactions as an authorized signature, which such transactions having received an affirmative vote by the Board of Directors, prior to such formalization.


                                    Article V

                    Corporate Records, Reports and Documents


Section 1.        Records

         The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All such books, records and accounts shall be kept at its principal Executive Offices. In event of various business operations divisions, all Original books and records shall be maintained in those Division Offices, with computer, or other transmission to the corporate headquarters and to the corporate Office of Records and Accounting of all appropriate documents and financial records.

Section 2.        Inspection of Books and Records

         All books and records of the Corporation shall be open to inspection of the directors from time to time and during reasonable working hours.

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Section 3.        Certification and Inspection of By-Laws.

         The original or a copy of these By-Laws, as amended or otherwise altered in date, certified by the Secretary, shall be open to inspection by the shareholders of the company, by appointment.

Section 4.        Checks, Drafts, Etc.

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.        Contracts, Etc. How Executed.

         The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge it's credit, or to render it liable for any purpose or to any amount.

Section 6.        Annual Reports.

         The Board of Directors shall cause an annual report or statement to be sent to the shareholders of this Corporation not later than 120 days after the close of the fiscal or calendar year.


                                   Article VI

                       Certificates and Transfer of Shares


Section 1.        Certificates of Shares.

a) Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state [illegible] thereby; its number, the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any, a statement as to the redemption or conversion, if any, a statement of liens or restrictions upon transfer or voting if any; if the share be assessable or, if assessments are collectable by personal action, a plain statement of such facts.

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b) Every certificate for shares must be signed by the President or Vice
President and the Secretary or an Assistant Secretary or much be authenticated by facsimile of a signature of the President and Secretary or by a facsimile of a signature countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, or duly licensed stock transfer and registrar company, either domestic or foreign, as registrar of transfers.

Section 2.        Transfer of the Books.

         Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its licensed transfer agent, to issue a new certificate to the person entitled thereto, cancel the old certificate and to maintain a record of the transaction in a designated office of the Corporation. Exception: In event the directors of the Corporation or its transfer agent-registrar, should determine there is reason to suspect any respective certificate of being invalid or fraudulent, said certificate, along with any other documentation, pertinent to such certificate, shall be placed with competent legal counsel for investigation and verification, prior to giving authorization to "transfer".

Section 3.        Lost of Destroyed Certificates.

         Any person claiming a certificate of stock to be lost of destroyed shall make an affidavit or affirmation of that fact and as the Board of Directors or stock transfer entity may require, give the Corporation a bond or indemnity, in form and with one or more sureties satisfactory to the Board in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost of destroyed.

Section 4.        Transfer agent and Registrars.

         The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company or a licensed stock transfer and registrar company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.        Closing Stock Transfer Books.

         The Board of Directors shall request of its transfer agent and registrar according to any law of the sate of its domicile, the close of the transfer books for a period not exceeding thirty days or such period as being in accordance with any existing law, preceding any annual meeting, of the shareholders, or the day appointed for payment of a dividend.

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                                  Articles VII
                                 Corporate Seal


Section 1.        Seal.

         The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the state of its domicile.


                                   Article VII
                              Amendments to By-Laws


Section 1.        By Shareholder.

         New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assents of such shareholders.

Section 2.        Powers of Directors.

         Directors may not end or repeal any of these By-Laws without assent of the majority vote of the shareholders.

Section 3.        Record of Amendments.

         The corporation shall keep an accurate succession in bound form, of all By-Laws as repealed, and amended, and accurate to date.

                   I do hereby certify that the forgoing is a
                    complete and accurate copy of the current
                   By-Laws of the Beverly Hills Film Studios.

                                              /s/ BJ Davis, President
                                              -----------------------
                                              BJ Davis, President


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